                         ______________________________



                              GENEVA STEEL COMPANY

                              1996 INCENTIVE PLAN


                         ______________________________

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

1.       PURPOSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         -------

2.       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         -----------
         2.1     "Adjusted Fair Market Value" . . . . . . . . . . . . . .    1
         2.2     "Affiliate"  . . . . . . . . . . . . . . . . . . . . . .    1
         2.3     "Agreement"  . . . . . . . . . . . . . . . . . . . . . .    1
         2.4     "Award"  . . . . . . . . . . . . . . . . . . . . . . . .    1
         2.5     "Board"  . . . . . . . . . . . . . . . . . . . . . . . .    1
         2.6     "Cause"  . . . . . . . . . . . . . . . . . . . . . . . .    1
         2.7     "Change in Capitalization" . . . . . . . . . . . . . . .    2
         2.8     "Change in Control"  . . . . . . . . . . . . . . . . . .    2
         2.9     "Code" . . . . . . . . . . . . . . . . . . . . . . . . .    3
         2.10    "Committee"  . . . . . . . . . . . . . . . . . . . . . .    3
         2.11    "Company"  . . . . . . . . . . . . . . . . . . . . . . .    3
         2.12    "Director" . . . . . . . . . . . . . . . . . . . . . . .    3
         2.13    "Director Option"  . . . . . . . . . . . . . . . . . . .    3
         2.14    "Disability" . . . . . . . . . . . . . . . . . . . . . .    3
         2.15    "Division" . . . . . . . . . . . . . . . . . . . . . . .    4
         2.16    "Dividend Equivalent Right"  . . . . . . . . . . . . . .    4
         2.17    "Eligible Director"  . . . . . . . . . . . . . . . . . .    4
         2.18    "Eligible Individual"  . . . . . . . . . . . . . . . . .    4
         2.19    "Employee Option"  . . . . . . . . . . . . . . . . . . .    4
         2.20    "Exchange Act" . . . . . . . . . . . . . . . . . . . . .    4
         2.21    "Fair Market Value"  . . . . . . . . . . . . . . . . . .    4
         2.22    "Grantee"  . . . . . . . . . . . . . . . . . . . . . . .    4
         2.23    "Incentive Stock Option" . . . . . . . . . . . . . . . .    4
         2.24    "Nonemployee Director" . . . . . . . . . . . . . . . . .    4
         2.25    "Nonqualified Stock Option"  . . . . . . . . . . . . . .    4
         2.26    "Option" . . . . . . . . . . . . . . . . . . . . . . . .    4
         2.27    "Optionee" . . . . . . . . . . . . . . . . . . . . . . .    4
         2.28    "Outside Director" . . . . . . . . . . . . . . . . . . .    4
         2.29    "Parent" . . . . . . . . . . . . . . . . . . . . . . . .    5
         2.30    "Performance Awards" . . . . . . . . . . . . . . . . . .    5
         2.31    "Performance Cycle"  . . . . . . . . . . . . . . . . . .    5
         2.32    "Performance Objectives" . . . . . . . . . . . . . . . .    5
         2.33    "Performance Shares" . . . . . . . . . . . . . . . . . .    5
         2.34    "Performance Units"  . . . . . . . . . . . . . . . . . .    5
         2.35    "Plan" . . . . . . . . . . . . . . . . . . . . . . . . .    5
         2.36    "Pooling Transaction"  . . . . . . . . . . . . . . . . .    5
         2.37    "Restricted Stock" . . . . . . . . . . . . . . . . . . .    5
         2.38    "Shares" . . . . . . . . . . . . . . . . . . . . . . . .    5
         2.39    "Stock Appreciation Right" . . . . . . . . . . . . . . .    5
         2.40    "Subsidiary" . . . . . . . . . . . . . . . . . . . . . .    5
         2.41    "Successor Corporation"  . . . . . . . . . . . . . . . .    5

         2.42    "Ten-Percent Stockholder"  . . . . . . . . . . . . . . . .   5
         2.43    "Termination of Employment"  . . . . . . . . . . . . . . .   5

3.       ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         --------------
         3.1     The Committee  . . . . . . . . . . . . . . . . . . . . . .   6
         3.2     The Committee Powers . . . . . . . . . . . . . . . . . . .   6

4.       STOCK SUBJECT TO THE PLAN  . . . . . . . . . . . . . . . . . . . .   7
         -------------------------
         4.1     Maximum Shares . . . . . . . . . . . . . . . . . . . . . .   7
         4.2     Adjustments to Shares  . . . . . . . . . . . . . . . . . .   7
         4.3     Effect of Expiration, Cancellation or Termination  . . . .   7

5.       OPTION GRANTS FOR ELIGIBLE INDIVIDUALS . . . . . . . . . . . . . .   8
         --------------------------------------
         5.1     Authority of Committee . . . . . . . . . . . . . . . . . .   8
         5.2     Purchase Price . . . . . . . . . . . . . . . . . . . . . .   8
         5.3     Maximum Duration . . . . . . . . . . . . . . . . . . . . .   8
         5.4     Vesting  . . . . . . . . . . . . . . . . . . . . . . . . .   8
         5.5     Modification . . . . . . . . . . . . . . . . . . . . . . .   8

6.       OPTION GRANTS FOR NONEMPLOYEE DIRECTORS  . . . . . . . . . . . . .   8
         ---------------------------------------
         6.1     Grant  . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         6.2     Purchase Price . . . . . . . . . . . . . . . . . . . . . .   9
         6.3     Vesting  . . . . . . . . . . . . . . . . . . . . . . . . .   9
         6.4     Duration . . . . . . . . . . . . . . . . . . . . . . . . .   9

7.       TERMS AND CONDITIONS APPLICABLE TO ALL OPTIONS . . . . . . . . . .   9
         ----------------------------------------------
         7.1     Transferability  . . . . . . . . . . . . . . . . . . . . .   9
         7.2     Method of Exercise . . . . . . . . . . . . . . . . . . . .  10
         7.3     Rights of Optionees  . . . . . . . . . . . . . . . . . . .  10
         7.4     Effect of Change in Control  . . . . . . . . . . . . . . .  10

8.       STOCK APPRECIATION RIGHTS  . . . . . . . . . . . . . . . . . . . .  11
         -------------------------
         8.1     Time of Grant  . . . . . . . . . . . . . . . . . . . . . .  11
         8.2     Stock Appreciation Right Related to an Option  . . . . . .  11
         8.3     Stock Appreciation Right Unrelated to an Option  . . . . .  11
         8.4     Method of Exercise . . . . . . . . . . . . . . . . . . . .  12
         8.5     Form of Payment  . . . . . . . . . . . . . . . . . . . . .  12
         8.6     Modification . . . . . . . . . . . . . . . . . . . . . . .  12
         8.7     Effect of Change in Control  . . . . . . . . . . . . . . .  12

9.       DIVIDEND EQUIVALENT RIGHTS . . . . . . . . . . . . . . . . . . . .  12
         --------------------------

10.      RESTRICTED STOCK . . . . . . . . . . . . . . . . . . . . . . . . .  13
         ----------------
         10.1    Grant  . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         10.2    Rights of Grantee  . . . . . . . . . . . . . . . . . . . .  13
         10.3    Non-transferability  . . . . . . . . . . . . . . . . . . .  13
         10.4    Lapse of Restrictions  . . . . . . . . . . . . . . . . . .  13
         10.5    Modification or Substitution . . . . . . . . . . . . . . .  14





         10.6    Treatment of Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         10.7    Delivery of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14

11.      PERFORMANCE AWARDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         ------------------
         11.1    Performance Objectives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         11.2    Performance Units  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         11.3    Performance Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
         11.4    Effect of Change in Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
         11.5    Modification or Substitution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16

12.      EFFECT OF A TERMINATION OF EMPLOYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
         -------------------------------------

13.      ADJUSTMENT UPON CHANGES IN CAPITALIZATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
         -----------------------------------------

14.      EFFECT OF CERTAIN TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
         ------------------------------

15.      INTERPRETATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
         --------------

16.      POOLING TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
         --------------------

17.      EFFECTIVE DATE, TERMINATION AND AMENDMENT OF THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
         -----------------------------------------------------

18.      NON-EXCLUSIVITY OF THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
         ---------------------------

19.      LIMITATION OF LIABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
         -----------------------

20.      REGULATIONS AND OTHER APPROVALS; GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
         ----------------------------------------------
         20.1    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
         20.2    Applicable Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
         20.3    Rules and Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
         20.4    Securities Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
         20.5    Restrictions on Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20

21.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
         -------------
         21.1    Multiple Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
         21.2    Withholding of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21





                              GENEVA STEEL COMPANY
                              1996 INCENTIVE PLAN

         1. PURPOSE. The purpose of this Plan is to strengthen Geneva Steel Company (the "Company"), by providing an incentive to its employees, officers, consultants and directors and thereby encouraging them to devote their abilities and industry to the success of the Company's business enterprise. It is intended that this purpose be achieved by extending to employees, officers, consultants and directors of the Company and its Subsidiaries long-term incentives for high levels of performance and consistent efforts through the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Dividend Equivalent Rights, Performance Awards and Restricted Stock (as each term is herein defined).

         2.      DEFINITIONS.  For purposes of the Plan:

                 2.1 "Adjusted Fair Market Value" means, in the event of a Change in Control, the greater of (i) the highest price per Share paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Change in Control or (ii) the highest Fair Market Value of a Share during the sixty (60) day period ending on the date of a Change in Control.

                 2.2 "Affiliate" means any entity, directly or indirectly, controlled by, controlling or under common control with the Company or any corporation or other entity acquiring, directly or indirectly, all or substantially all the assets and business of the Company, whether by operation of law or otherwise.

                 2.3 "Agreement" means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

                 2.4 "Award" means a grant of Restricted Stock, a Stock Appreciation Right, a Performance Award, a Dividend Equivalent Right or any or all of them.

                 2.5      "Board" means the Board of Directors of the Company.

                 2.6      "Cause" shall mean:

                          (a)     for purposes of Section 6.4, (i) a willful
act which constitutes gross misconduct or fraud and which is materially injurious to the Company or (ii) conviction of, or plea of "guilty" or "no contest" to, a felony; and

                          (b)     in all other cases, either (1) the definition
set forth in the employment agreement between the Optionee or Grantee, or in absence thereof, (2)(i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties,
(iii) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

                 2.7 "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

                 2.8 "Change in Control" shall mean the occurrence during the term of the Plan of any of the following events:

                          (1)     An acquisition (other than directly from the
Company or pursuant to options granted under this Plan or otherwise by the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) immediately after which such Person has 'Beneficial Ownership' (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as defined below) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (i) the Company or (ii) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Company Subsidiary"), (B) the Company or any Company Subsidiary, or (C) any Person in connection with a "Non-Control Transaction" (as defined below);

                          (2)     The individuals who, as of October 1, 1996,
are members of the Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board of Directors; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                          (3)     Approval by stockholders of the Company of:

                                  (A)      A merger, consolidation or
reorganization involving the Company, unless

                                        (i)     the stockholders of the Company
immediately before such merger, consolidation or reorganization own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding voting securities of the corporation resulting from merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization.

                                        (ii)    the individuals who were
members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation.

                                        (iii)   no Person (other than the
Company or any Company Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Company's Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities) has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities, and

                                        (iv)    a transaction described in
clauses (i) through (iii) shall herein be referred to as a "Non-Control Transaction;"

                                 (B)      A complete liquidation or dissolution
of the Company; or

                                  (C)      An agreement for the sale or other
disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Company Subsidiary).

                          Notwithstanding the foregoing, a Change of Control
shall not be deemed to occur solely because any person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur.

                 2.9 "Code" means the Internal Revenue Code of 1986, as amended.

                 2.10     "Committee" means a committee, as described in
Section 3.1, appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein.

                 2.11     "Company" means Geneva Steel Company.

                 2.12     "Director" means a director of the Company.

                 2.13     "Director Option" means an Option granted pursuant to
Section 6.

                 2.14     "Disability" means:

                          (a)     in the case of an Optionee or Grantee whose
employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Optionee or Grantee and the Company or Subsidiary, which employment agreement includes a definition of

"Disability," the term "Disability" as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and

                          (b)     in all other cases, the term "Disability" as
used in this Plan or any Agreement shall mean a physical or mental infirmity which impairs the Optionee's or Grantee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

                 2.15 "Division" means any of the operating units or divisions of the Company designated as a Division by the Committee.

                 2.16 "Dividend Equivalent Right" means a right to receive all or some portion of the cash dividends that are or would be payable with respect to Shares.

                 2.17 "Eligible Director" means a director of the Company who is not an employee of the Company or any subsidiary thereof.

                 2.18 "Eligible Individual" means any director (other than an Eligible Director), officer or employee of the Company or a Subsidiary, or any consultant or advisor who is receiving cash compensation from the Company or a Subsidiary, designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein.

                 2.19     "Employee Option" means an Option granted pursuant to
Section 5.

                 2.20 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 2.21 "Fair Market Value" on any date means the closing sales price for a Share on such date on the New York Stock Exchange or such other stock exchange determined by the Company to be the primary market for the Shares or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

                 2.22 "Grantee" means a person to whom an Award has been granted under the Plan.

                 2.23 "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

                 2.24 "Nonemployee Director" means a director of the Company who is a 'nonemployee director' within the meaning of Rule 16b-3 promulgated under the Exchange Act.

                 2.25 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

                 2.26 "Option" means a Nonqualified Stock Option, an Incentive Stock Option, a Director Option, or any or all of them.

                 2.27 "Optionee" means a person to whom an Option has been granted under the Plan.

                 2.28 "Outside Director" means a director of the Company who is an 'outside director' within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

                 2.29 "Parent" means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

                 2.30 "Performance Awards" means Performance Units, Performance Shares or either or both of them.

                 2.31 "Performance Cycle" means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured.

                 2.32     "Performance Objectives" has the meaning set forth in
Section 11.

                 2.33 "Performance Shares" means Shares issued or transferred to an Eligible Individual under Section 11.

                 2.34 "Performance Units" means Performance Units granted to an Eligible Individual under Section 11.

                 2.35 "Plan" means the Geneva Steel Company 1996 Incentive Plan, as amended and restated from time to time.

                 2.36 "Pooling Transaction" means an acquisition of the Company in a transaction which is intended to be treated as a 'pooling of interests' under generally accepted accounting principles.

                 2.37 "Restricted Stock" means Shares issued or transferred to an Eligible Individual pursuant to Section 10.

                 2.38 "Shares" means the Class A Common Stock of the Company, no par value.

                 2.39 "Stock Appreciation Right" means a right to receive all or some portion of the increase in the value of the Shares as provided in
Section 8 hereof.

                 2.40 "Subsidiary" means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

                 2.41 "Successor Corporation" means a corporation, or a parent or subsidiary thereof within the meaning of Section 424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

                 2.42 "Ten-Percent Stockholder" means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

                 2.43 "Termination of Employment" means the later of (i) a severance of the employer-employee relationship with the Company or (ii) the resignation, removal or termination of an officer of the Company.

         3.      ADMINISTRATION.

                 3.1 The Committee. The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not fewer than two members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Committee shall consist of at least two (2) directors of the Company and may consist of the entire Board; provided, however, that (A) if the Committee consists of less than the entire Board, each member shall be a Nonemployee Director and (B) to the extent necessary for any Option or Award intended to qualify as performance-based compensation under
Section 162(m) of the Code to so qualify, each member of the Committee, whether or not it consists of the entire Board, shall be an Outside Director. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

                 3.2 The Committee Powers. Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

                          (a)     determine those Eligible Individuals to whom
Employee Options shall be granted under the Plan and the number of such Employee Options to be granted and to prescribe the terms and conditions (which need not be identical) of each such Employee Option, including the purchase price per Share subject to each Employee Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;

                          (b)     select those Eligible Individuals to whom
Awards shall be granted under the Plan and to determine the number of Stock Appreciation Rights, Performance Awards, Shares of Restricted Stock and/or Dividend Equivalent Rights to be granted pursuant to each Award, the terms and conditions of each Award, including the restrictions or Performance Objectives relating to Shares, the maximum value of each Performance Share and make any amendment or modification to any Award Agreement consistent with the terms of the Plan;

                          (c)     to construe and interpret the Plan and the
Options and Awards granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law including Rule 16b-3 under the Exchange Act and the Code to the extent applicable, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees and Grantees, and all other persons having any interest therein;

                          (d)     to determine the duration and purposes for
leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

                          (e)     to exercise its discretion with respect to the
powers and rights granted to it as set forth in the Plan; and

                          (f)     generally, to exercise such powers and to
perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

         4.      STOCK SUBJECT TO THE PLAN.

                 4.1 Maximum Shares. The maximum number of Shares that may be made the subject of Options and Awards granted under the Plan is 1,500,000; provided, however, that in the aggregate, not more than one-third of the number of allotted Shares may be made the subject of Restricted Stock Awards under Section 10 of the Plan; and provided, further, that during the term of the Plan (i) no Eligible Individual may be granted Options and Awards (other than Awards described in clause (ii) below) in the aggregate in respect of more than 150,000 Shares per calendar year, (ii) the maximum dollar amount that any Eligible Individual may receive during the term of the Plan in respect of Performance Units denominated in dollars may not exceed 100% of the aggregate base salary of such Eligible Individual and (iii) the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options granted under the Plan become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000. Upon a Change in Capitalization, the maximum number of Shares referred to in the preceding sentence shall be adjusted in number and kind pursuant to Section 13. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

                 4.2 Adjustments to Shares. Upon the granting of an Option or an Award, the number of Shares available under Section 4.1 for the granting of further Options and Awards shall be reduced as follows:

                          (a)     In connection with the granting of an Option
or an Award (other than the granting of a Performance Unit denominated in dollars), the number of Shares shall be reduced by the number of Shares in respect of which the Option or Award is granted or denominated.

                          (b)     In connection with the granting of a
Performance Unit denominated in dollars, the number of Shares shall be reduced by an amount equal to the quotient of (i) the dollar amount in which the Performance Unit is denominated, divided by (ii) the Fair Market Value of a Share on the date the Performance Unit is granted.

                 4.3 Effect of Expiration, Cancellation or Termination. Whenever any outstanding Option or Award or portion thereof expires, is canceled or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the Shares allocable to the expired, canceled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted hereunder.

         5.      OPTION GRANTS FOR ELIGIBLE INDIVIDUALS.

                 5.1 Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Employee Options, and the terms and conditions of the grant to such Eligible Individuals shall be set forth in an Agreement.

                 5.2 Purchase Price. The purchase price [(WHICH MAY BE NOT LESS THAN 80% OF THE FAIR MARKET VALUE ON THE DATE OF GRANT)] or the manner in which the purchase price is to be determined for Shares under each Employee Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the purchase price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date the Employee Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

                 5.3 Maximum Duration. Employee Options granted hereunder shall be for such term as the Committee shall determine, provided that an Incentive Stock Option shall not be exercisable after the expiration of ten
(10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted. The Committee may, subsequent to the granting of any Employee Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

                 5.4 Vesting. Subject to Section 7.4, each Employee Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Employee Option expires. The Committee may accelerate the exercisability of any Employee Option or portion thereof at any time.

                 5.5 Modification. No modification of an Employee Option shall adversely alter or impair any rights or obligations under the Employee Option without the Optionee's consent.

         6.      OPTION GRANTS FOR NONEMPLOYEE DIRECTORS.

                 6.1 Grant. Director Options shall be granted (i) to Eligible Directors who become members of the Board after October 1, 1996 upon election or appointment and (ii) to all Eligible Directors who are members of the Board as follows:

                          (a)     Each Eligible Director who becomes a Director
after January 1, 1997 shall, upon becoming a Director, be granted a Director Option in respect of 4,000 Shares.

                          (b)     Each Eligible Director shall be granted a
Director Option in respect of 2,000 Shares annually on the first business day on or after January 1 of each calendar year that the Plan is in effect provided that the Eligible Director is a Director on such date; provided, however, that a Director shall not be entitled to receive an annual grant pursuant to this
Section 6.1(b) for the calendar year in which such Director is first elected or appointed to the Board.

                          (c)     All Director Options shall be evidenced by an
Agreement containing such other terms and conditions not inconsistent with the provisions of this Plan as determined by the Board; provided, however, that such terms shall not vary the price, amount or timing of Director Options provided under this Section 6, including provisions dealing with vesting, forfeiture and termination of such Director Options.

                 6.2 Purchase Price. The purchase price for Shares under each Director Option shall be equal to 100% of the Fair Market Value of such Shares on the date the Director Option is granted.

                 6.3 Vesting. Subject to Sections 6.4 and 7.4, each Director Option shall become fully vested and exercisable with respect to 40% of the Shares subject thereto on the second anniversary of the date of grant and 20% each year thereafter; provided, however, that the Optionee continues to serve as a Director as of such date. If an Optionee ceases to serve as a Director for any reason, the Optionee shall have no rights with respect to any Director Option which has not then vested pursuant to the preceding sentence and the Optionee shall automatically forfeit any Director Option which remains unvested.

                 6.4 Duration. Each Director Option shall terminate on the date which is the tenth anniversary of the date of grant, unless terminated earlier as follows:

                          (a)     If an Optionee's service as a Director
terminates for any reason other than Disability, death or Cause, the Optionee may for a period of three (3) months after such termination exercise his or her Option to the extent, and only to the extent, that such Option or portion thereof was vested and exercisable as of the date the Optionee's service as a Director terminated, after which time the Option shall automatically terminate in full.

                          (b)     If an Optionee's service as a Director
terminates by reason of the Optionee's resignation or removal from the Board due to Disability, the Optionee may, for a period of one (1) year after such termination, exercise his or her Option to the extent, and only to the extent, that such Option or portion thereof was vested and exercisable, as of the date the Optionee's service as Director terminated, after which time the Option shall automatically terminate in full.

                          (c)     If an Optionee's service as a Director
terminates for Cause, the Option granted to the Optionee hereunder shall immediately terminate in full and no rights thereunder may be exercised.

                          (d)     If an Optionee dies while a Director or
within three (3) months after termination of service as a Director as described in clause (a) of this Section 6.4 or within twelve (12) months after termination of service as a Director as described in clause (b) of this Section 6.4, the Option granted to the Optionee may be exercised at any time within twelve (12) months after the Optionee's death by the person or persons to whom such rights under the Option shall pass by will, or by the laws of descent or distribution, after which time the Option shall terminate in full; provided, however, that an Option may be exercised to the extent, and only to the extent, that the Option or portion thereof was exercisable on the date of death or earlier termination of the Optionee's services as a Director.

         7.      TERMS AND CONDITIONS APPLICABLE TO ALL OPTIONS.

                 7.1 Transferability. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee, only by the Optionee. Other Options or Awards shall be transferrable to the extent provided in the Option or Award Agreement.

                 7.2      Method of Exercise.

                          (a)     The exercise of an Option shall be made only
by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid, as determined by the Committee in its discretion, in either of the following forms (or any combination thereof): (i) cash or (ii) the transfer of Shares to the Company upon such terms and conditions as determined by the Committee. In addition, both Employee Options and Director Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures (other than Share withholding) which are, from time to time, deemed acceptable by the Committee. Any Shares transferred to the Company (or withheld upon exercise) as payment of the purchase price under an Option shall be valued at their Fair Market Value on the trading day preceding the date of exercise of such Option. The Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

                          (b)     If the Fair Market Value of the Shares with
respect to which the Option is being exercised exceeds the exercise price of such Option, an Optionee may, instead of exercising an Option as provided in
Section 7.2(a), request that the Committee authorize payment to the Optionee of the difference between the Fair Market Value of part or all of the Shares which are the subject of the Option and the exercise price of the Option, such difference to be determined as of the date the Committee receives the request from the Optionee. The Committee in its sole discretion may grant or deny such a request from an Optionee with respect to part or all of the Shares as to which the Option is then exercisable and, to the extent granted, shall direct the Company to make the payment to the Optionee either in cash or in Shares or in any combination thereof, provided, however, that any Share shall be distributed based upon its Fair Market Value as of the date the Committee received the request from the Optionee. An Option shall be deemed to have been exercised and shall be canceled to the extent that the Committee grants a request pursuant to this Section 7.2(b).

                 7.3 Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof,
(ii) the Company shall have issued and delivered Shares to the Optionee, and
(iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

                 7.4 Effect of Change in Control. In the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable. In addition, to the extent set forth in an Agreement evidencing the grant of an Employee Option, an Optionee will be permitted to surrender to the Company for cancellation within sixty (60) days after such Change in Control any Employee Option or portion of an Employee Option to the extent not yet exercised and the Optionee will be entitled to receive a cash payment in an amount equal to the excess, if any, of
(x) (A) in the case of a Nonqualified Stock Option, the greater of (1) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Employee Option or portion thereof surrendered or (2) the Adjusted Fair Market Value of the Shares subject to the Employee Option or portion thereof surrendered or (B) in the case of an Incentive Stock Option, the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Employee Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under the Employee Option or portion thereof surrendered. In the event an Optionee's employment with, or service as a Director of, the Company is terminated by the Company following a Change in Control, each Option held by the Optionee that was exercisable as of the date of termination of the Optionee's employment or service shall remain exercisable for a period ending not before the earlier of (A) the first anniversary of the termination of the Optionee's employment or service or (B) the expiration of the stated term of the Option.

         8. STOCK APPRECIATION RIGHTS. The Committee may in its discretion, either alone or in connection with the grant of an Employee Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 8, be subject to the same terms and conditions as the related Option.

                 8.1 Time of Grant. A Stock Appreciation Right may be granted (i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

                 8.2      Stock Appreciation Right Related to an Option.

                          (a)     Subject to Section 8.7, a Stock Appreciation
Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option Agreement.

                          (b)     Upon the exercise of a Stock Appreciation
Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the per Share purchase price under the related Option, by (B) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

                          (c)     Upon the exercise of a Stock Appreciation
Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

                 8.3 Stock Appreciation Right Unrelated to an Option. The Committee may grant to Eligible Individuals Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability (subject to Section 8.7), vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (B) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

                 8.4 Method of Exercise. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Grantee.

                 8.5 Form of Payment. Payment of the amount determined under Sections 8.2(b) or 8.3 may be made in the discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

                 8.6 Modification. No modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee's consent.

                 8.7 Effect of Change in Control. In the event of a Change in Control, all Stock Appreciation Rights shall become immediately and fully exercisable. In addition, to the extent set forth in an Agreement evidencing the grant of a Stock Appreciation Right, a Grantee will be entitled to receive a payment from the Company in cash or stock, in either case, with a value equal to the excess, if any, of (A) the greater of (x) the Fair Market Value, on the date preceding the date of exercise, of the underlying Shares subject to the Stock Appreciation Right or portion thereof exercised and (y) the Adjusted Fair Market Value, on the date preceding the date of exercise, of the Shares over (B) the aggregate Fair Market Value, on the date the Stock Appreciation Right was granted, of the Shares subject to the Stock Appreciation Right or portion thereof exercised. In the event a Grantee's employment with the Company is terminated by the Company following a Change in Control each Stock Appreciation Right held by the Grantee that was exercisable as of the date of termination of the Grantee's employment shall remain exercisable for a period ending not before the earlier of the first anniversary of (A) the termination of the Grantee's employment or (B) the expiration of the stated term of the Stock Appreciation Right.

         9. DIVIDEND EQUIVALENT RIGHTS. Dividend Equivalent Rights may be granted to Eligible Individuals in tandem with an Option or Award. The terms and conditions applicable to each Dividend Equivalent Right shall be specified in the Agreement under which the Dividend Equivalent Right is granted. Amounts payable in respect of Dividend Equivalent Rights may be payable currently or deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Option or Award to which the Dividend Equivalent Rights relate. In the event that the amount payable in respect of Dividend Equivalent Rights are to be deferred, the Committee shall determine whether such amounts are to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. If amounts payable in respect of

Dividend Equivalent Rights are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments.

         10.     RESTRICTED STOCK.

                 10.1 Grant. The Committee may grant Awards to Eligible Individuals of Restricted Stock, which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 10.

                 10.2 Rights of Grantee. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

                 10.3 Non-transferability. Until all restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 10.4, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee.

                 10.4     Lapse of Restrictions.

                          (a)     Restrictions upon Shares of Restricted Stock
awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Agreement evidencing the Award shall set forth any such restrictions.

                          (b)     Unless the Committee shall determine
otherwise at the time of the grant of an Award of Restricted Stock, the restrictions upon Shares of Restricted Stock shall lapse upon a Change in Control. The Agreement evidencing the Award shall set forth any such provisions.

                 10.5 Modification or Substitution. Subject to the terms of the Plan, the Committee may modify outstanding Awards of Restricted Stock or accept the surrender of outstanding Shares of Restricted Stock (to the extent the restrictions on such Shares have not yet lapsed) and grant new Awards in substitution for them. Notwithstanding the foregoing, no modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee's consent.

                 10.6 Treatment of Dividends. At the time an Award of Shares of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (i) deferred until the lapsing of the restrictions imposed upon such Shares and (ii) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in shares of Stock (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

                 10.7 Delivery of Shares. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

         11.     PERFORMANCE AWARDS.

                 11.1     Performance Objectives.

                          (a)     Performance Objectives for Performance Awards
may be expressed in terms of (i) earnings per Share, (ii) Share price, (iii) pre-tax profits, (iv) net earnings, (v) return on equity or assets, (vi) revenues, (vii) EBITDA, (viii) market share or market penetration or (ix) any combination of the foregoing, and may be determined before or after accounting changes, special charges, foreign currency effects, acquisitions, divestitures or other extraordinary events. Performance Objectives may be in respect of the performance of the Company and its Subsidiaries (which may be on a consolidated basis), a Subsidiary or a Division. Performance Objectives may be absolute or relative and may be expressed in terms of a progression within a specified range. The Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (i) the date on which a quarter of the Performance Cycle has elapsed or (ii) the date which is ninety
(90) days after the commencement of the Performance Cycle, and in any event while the performance relating to the Performance Objectives remains, substantially uncertain.

                          (b)     Prior to the vesting, payment, settlement or
lapsing of any restrictions with respect to any Performance Award made to a Grantee who is subject to Section 162(m) of the Code, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied.

                 11.2 Performance Units. The Committee, in its discretion, may grant Awards of Performance Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Performance Units shall be denominated in Shares or a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, represent the right to receive payment as provided in Section 11.2(b) of the specified dollar amount or a percentage (which may be more than 100%) thereof depending on the level of Performance Objective attainment; provided, however,that, the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Each Agreement shall specify the number of Performance Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied.

                          (a)     Subject to Sections 11.1(b) and 11.4, a
Grantee shall become vested with respect to the Performance Units to the extent that the Performance Objectives set forth in the Agreement are satisfied for the Performance Cycle.

                          (b)     Payment to Grantees in respect of vested
Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates unless the Agreement evidencing the Award provides for the deferral of payment, in which event the terms and conditions of the deferral shall be set forth in the Agreement. Subject to Section 11.4, such payments may be made entirely in Shares valued at their Fair Market Value as of the last day of the applicable Performance Cycle or such other date specified by the Committee, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

                 11.3 Performance Shares. The Committee, in its discretion, may grant Awards of Performance Shares to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Each Agreement may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions:

                          (a)     The Committee shall provide at the time an
Award of Performance Shares is made the time or times at which the actual Shares represented by such Award shall be issued in the name of the Grantee; provided, however, that no Performance Shares shall be issued until the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares. If a Grantee shall fail to execute the Agreement evidencing an Award of Performance Shares, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Except as restricted by the terms of the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have, in the discretion of the Committee, all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

                          (b)     Until any restrictions upon the Performance
Shares awarded to a Grantee shall have lapsed in the manner set forth in Sections 11.3(c) or 11.4, such Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. The Committee may also impose such other restrictions and conditions on the Performance Shares, if any, as it deems appropriate.

                          (c)     Subject to Sections 11.1(b) and 11.4,
restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted.

                          (d)     At the time the Award of Performance Shares
is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on actual Shares represented by such Award which have been issued by the Company to the Grantee shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance Shares and (ii) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in shares of Stock (which shall be held as additional Performance Shares) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Performance Shares (whether held in cash or in additional Performance Shares), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares.

                          (e)     Upon the lapse of the restrictions on
Performance Shares awarded the Committee shall cause a stock certificate to be delivered to the Grantee, free of all restrictions hereunder.

                 11.4 Effect of Change in Control. In the event of a Change in Control:

                          (a)     With respect to Performance Units, unless
otherwise determined by the Committee, the Grantee shall (i) become vested in all Performance Units and (ii) be entitled to receive in respect of all Performance Units which become vested as a result of a Change in Control a cash payment within ten (10) days after such Change in Control in an amount as determined by the Committee at the time of the Award of such Performance Unit and as set forth in the Agreement.

                          (b)     With respect to Performance Shares, unless
otherwise determined by the Committee, restrictions shall lapse immediately on all Performance Shares.

                          (c)     The Agreements evidencing Performance Shares
and Performance Units shall provide for the treatment of such Awards (or portions thereof) which do not become vested as the result of a Change in Control, including, but not limited to, provisions for the adjustment of applicable Performance Objectives.

                 11.5 Modification or Substitution. Subject to the terms of the Plan, the Committee may modify outstanding Performance Awards or accept the surrender of outstanding Performance Awards and grant new Performance Awards in substitution for them. Notwithstanding the foregoing, no modification of a Performance Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee's consent.

         12. EFFECT OF A TERMINATION OF EMPLOYMENT. An employment agreement, if applicable, between an Optionee or Grantee and the Company shall govern with respect to the terms and conditions applicable to such Option or Award upon a termination or change in the status of the employment of the Optionee or Grantee. However, in absence of an employment agreement, the following shall apply:

                 (a) The Agreement evidencing the grant of each Option and each Award shall set forth the terms and conditions applicable to such Option or Award upon a termination or change in the status of the employment of the Optionee or Grantee by the Company, a Subsidiary or a Division (including a termination or change by reason of the sale of a Subsidiary or a Division), which, except for Director Options, shall be as the Committee may, in its discretion, determine at the time the Option or Award is granted or thereafter.

                 (b) Unless otherwise determined by the Committee at the time of grant (and set forth in the Option Agreement) or at a later date, except in the case of death and Disability as provided in paragraphs 12(c) and 12(d) below, if an Optionee of an Employee Option granted under the Plan has a Termination of Employment with the Company or a Subsidiary, any unexercised Employee Option held by such Optionee shall expire ninety (90) days after the Optionee has a Termination of Employment for any reason other than a termination for Cause or a Voluntary Termination (as defined below), and such Employee Option may only be exercised by the Optionee or his Beneficiary to the extent that the Employee Option or a portion thereof was exercisable on the date of Termination of Employment; provided, however, no Employee Option may be exercised after the expiration date specified for the particular Employee Option in the Employee Option grant. If the Optionee's Termination of Employment arises as a result of a termination for Cause or a Voluntary Termination, then, unless the Committee determines otherwise at the time of the Termination of Employment, any unexercised Options held by such Optionee shall terminate and expire concurrently with the Optionee's Termination of Employment. A "Voluntary Termination" shall mean the voluntary Termination of Employment by an Optionee prior to five years of total Service (as defined below) as an employee with the Company and its Subsidiaries. "Service" shall mean total of years for which the Optionee, prior to or after first becoming an Optionee, has 1,000 hours of service as an employee or otherwise with, or has served as a director or officer of, the Company or a Subsidiary.

                 (c) Unless otherwise determined by the Committee at the time of grant (and set forth in the Option Agreement) or at a later date, if an Optionee dies while still employed by the Company, the shares which the Optionee was entitled to exercise on the date of the Optionee's death under an Option or Options granted under the Plan may be exercised at any time after the Optionee's death by the Optionee's beneficiary; provided, however, that no Option may be exercised after the earlier of: (i) one (1) year after the Optionee's death or (ii) the expiration date specified for the particular Option in the Option Agreement.

                 (d) Unless otherwise determined by the Committee at the time of grant (and set forth in the Option Agreement) or at a later date, if an Optionee becomes disabled within the meaning of Section 2.14 hereof, any unexercised Employee Option held by such disabled Optionee shall expire one (1) year after the Optionee has a Termination of Employment because of such Disability and such Option may only be exercised by the Optionee or his Beneficiary to the extent that the Employee Option or a portion thereof was exercisable on the date of Termination of Employment because of such Disability; provided, however, no Employee Option may be exercised after the expiration date specified for the particular Employee Option in the Employee Option grant.

         13.     ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

                 (a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to
(i) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under the Plan, (ii) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted to any Eligible Individual during the term of the Plan, (iii) the number and class of Shares or other stock or securities which are subject to outstanding Options or Awards granted under the Plan and the purchase price therefor, if applicable, (iv) the number and class of Shares or other securities in respect of which Director Options are to be granted under Section 6 and (v) the Performance Objectives.

                 (b) Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

                 (c) If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

         14. EFFECT OF CERTAIN TRANSACTIONS. Subject to Sections 7.4, 8.7, 10.4(b) and 11.4 or as otherwise provided in an Agreement, in the event of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Plan and the Options and Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options and Awards prior to such Transaction.

         15. INTERPRETATION. Following the required registration of any equity security of the Company pursuant to Section 12 of the Exchange Act:

                 (a) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

                 (b) Unless otherwise expressly stated in the relevant Agreement, each Option, Stock Appreciation Right and Performance Award granted under the Plan is intended to be performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options or Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options or Awards to fail to qualify as performance-based compensation.

         16. POOLING TRANSACTIONS. Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event of a Change in Control which is also intended to constitute a Pooling Transaction, the Committee shall take such actions, if any, as are specifically recommended by an independent accounting firm retained by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limited to (i) deferring the vesting, exercise, payment, settlement or lapsing of restrictions with respect to any Option or Award, (ii) providing that the payment or settlement in respect of any Option or Award be made in the form of cash, Shares or securities of a successor or acquiror of the Company, or a combination of the foregoing, and (iii) providing for the extension of the term of any Option or Award to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any Option or Award.

         17. EFFECTIVE DATE, TERMINATION AND AMENDMENT OF THE PLAN. The effective date of this Plan shall be the date the Plan is adopted by the Board, subject only to the approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Utah within twelve (12) months of the adoption of the Plan by the Board.

         No new Awards under the Plan shall be granted after the day preceding the tenth anniversary of the date of its adoption by the Board and no Option or Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that: (a) no such amendment, modification, suspension or termination shall impair or adversely alter any Options or Awards theretofore granted under the Plan, except with the consent of the Optionee or Grantee, nor shall any amendment, modification, suspension or termination deprive any Optionee or Grantee of any Shares which he or she may have acquired through or as a result of the Plan; and (b) to the extent necessary under applicable law, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law.

         18. NON-EXCLUSIVITY OF THE PLAN. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

         19. LIMITATION OF LIABILITY. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

                 (i) give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

                 (ii) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

                 (iii) limit in any way the right of the Company to terminate the employment of any person at any time; or

                 (iv) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

         20.     REGULATIONS AND OTHER APPROVALS; GOVERNING LAW.

                 20.1 Governing Law. Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Utah without giving effect to conflicts of laws principles thereof.

                 20.2 Applicable Laws. The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

                 20.3 Rules and Regulations. The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

                 20.4 Securities Regulations. Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

                 20.5 Restrictions on Shares. Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

         21.     MISCELLANEOUS.

                 21.1 Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Individual.

                 21.2     Withholding of Taxes.

                          (a)     At such times as an Optionee or Grantee
recognizes taxable income in connection with the receipt of Shares or cash hereunder (a "Taxable Event"), the Optionee or Grantee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance, or release from escrow, of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Optionee or Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee or Grantee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes.

                          (b)     If an Optionee makes a disposition, within
the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.